As filed with the Securities and Exchange Commission on March 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOATLA, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1922320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BioAtla, Inc.

11085 Torreyana Road

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

2020 Equity Incentive Plan

Employee Stock Purchase Plan

(Full title of the plans)

Jay M. Short, Ph.D.

Co-Founder, Chief Executive Officer and Chairman

BioAtla, Inc.

11085 Torreyana Road

San Diego, California 92121

(858) 558-0708

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Schulman, Esq.

Niki Fang, Esq.

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, CA 94105

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,538,461 additional shares of common stock under the 2020 Plan and 544,502 additional shares of common stock under the ESPP pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on December 18, 2020 (Registration No. 333-251520), March 24, 2021 (Registration No. 333-254673), March 1, 2022 (Registration No. 333-263120), and March 23, 2023 (Registration No. 333-270802).

Item 8. Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2020 Equity Incentive Plan	S-1/A	333-250093	10.01	12/9/2020

99.2	Amendment No. 1 to 2020 Equity Incentive Plan	S-8	333-251520	99.2	12/18/2020

99.3	Amendment No. 2 to 2020 Equity Incentive Plan	10-K	001-39787	10.26	2/28/2022

99.4	Employee Stock Purchase Plan	S-1/A	333-250093	10.01	12/9/2020

99.5	Amendment No. 1 to Employee Stock Purchase Plan	10-K	001-39787	10.27	2/28/2022

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 26, 2024.

BIOATLA, INC.

/s/ Jay M. Short, Ph.D.
Jay M. Short, Ph.D.
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay M. Short, Ph.D. and Richard A. Waldron, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Jay M. Short, Ph.D.	Chief Executive Officer and Director	March 26, 2024
Jay M. Short, Ph.D.	(Principal Executive Officer)

/s/ Richard A. Waldron	Chief Financial Officer	March 26, 2024
Richard A. Waldron	(Principal Financial and Accounting Officer)

/s/ Scott Smith	Director	March 26, 2024
Scott Smith

/s/ Edward Williams	Director	March 26, 2024
Edward Williams

/s/ Lawrence Steinman, M.D.	Director	March 26, 2024
Lawrence Steinman, M.D.

/s/ Sylvia McBrinn	Director	March 26, 2024
Sylvia McBrinn

/s/ Mary Ann Gray, Ph.D.	Director	March 26, 2024
Mary Ann Gray, Ph.D.

/s/ Susan Moran, M.D.	Director	March 26, 2024

Susan Moran, M.D.